Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vitru Limited of our report dated March 28, 2020 relating to the financial statements of Treviso Empreendimentos, Participações e Comércio S.A., which appears in the in the Registration Statement on Form F-1 (No. 333-248272) of Vitru Limited.

/s/ PricewaterhouseCoopers

Auditores Independentes

Florianópolis, Brazil

February 22, 2021

PricewaterhouseCoopers, Av. Rio Branco 847, Salas 401, 402, 403 e 409, Florianópolis, SC, Brasil, 88015-205,

T: +55 (48) 3212 0200, www.pwc.com.br